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                                                                      Exhibit 23

BARRISTER GLOBAL SERVICES NETWORK, INC.



INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Barrister Global Services Network, Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 33-8749 and 333-89947) of Barrister Global Services Network, Inc. on Form S-8 of our report dated May 18, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Barrister Global Services Network, Inc. for the year ended March 31, 2001.


DELOITTE & TOUCHE LLP
Buffalo, New York
May 18, 2001